Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.



                                      ARTHUR ANDERSEN LLP


   Milwaukee, Wisconsin
   March 20, 1998